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                                                                    EXHIBIT 5.1


                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]




                                                           December [  ], 1998





Ladies and Gentlemen:


                  Reference is made to the initial public offerings by Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), of 155,250,000 shares of its Class A Common Stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-1 (File No. 333-63727) filed with the Securities and Exchange Commission (the "Commission") on September 18, 1998, Amendment No. 1 thereto filed with the Commission on November 2, 1998, Amendment No. 2 thereto filed with the Commission on November 9, 1998, Amendment No. 3 thereto filed with the Commission on November 12, 1998, Amendment No. 4 thereto filed with the Commission on December 4, 1998, and Amendment No. 5 thereto filed with the Commission on December 7, 1998 (together, the "Registration Statement"), under the Securities Act of 1933, as amended. The Shares include 15,250,000 shares of Class A Common Stock which are subject to over-allotment options to be granted by the Company to the underwriters referenced in the Registration Statement.


                  As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the Restated By-Laws of the Company; (c) various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares; (d) various resolutions of the Company relating to the organization of the Company and the initial public offerings by the Company of the Shares; and (e) a specimen certificate representing the Shares.